                                                                   EXHIBIT 10.81



                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment") is made and entered into as of April 30, 1999, by and among SBA COMMUNICATIONS CORPORATION ("Parent"), SBA CONSTRUCTION SERVICES, INC. ("Subsidiary"), COM-NET CONSTRUCTION SERVICES, INCORPORATED ("Com-Net"), DANIEL
J. ELDRIDGE ("Eldridge"), and ELDRIDGE FAMILY LIMITED PARTNERSHIP (the "Limited Partnership," together with Eldridge, the "Shareholders").


                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Parent, Subsidiary, Com-Net and the Shareholders entered into that certain Agreement and Plan of Merger dated as of March 31, 1999 (the "Merger Agreement"); and

     WHEREAS, Parent, Subsidiary, Com-Net and the Shareholders desire to amend certain terms and provisions of the Merger Agreement; and

     WHEREAS, capitalized terms used but not otherwise defined in this First Amendment shall have the meanings set forth in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE I

              MODIFICATION OF MERGER CONSIDERATION AND PROCEDURES

     1.1 Sections 3.1(b) through (e) of the Merger Agreement are deleted in their entirety and replaced with the following:

          "(b) By virtue of the Merger and without any action on the part of the Shareholders, all of the Shares then issued and outstanding shall be converted into, and become exchangeable for, shares (the "Conversion Shares") of Parent Common Stock (the "Share Consideration") as follows:

          (i) On the Closing Date, (A) 300,000 Conversion Shares (the "Absolute Conversion Shares"), 200,000 of which shall be issued to Eldridge and 100,000 of which shall be issued to the Limited Partnership, and (B) subject to Section 7.1(f)(ii) below, 480,000 Conversion Shares (the "Recoupment Conversion Shares"), 320,000 of which will be issued to Eldridge and 160,000 of which will be issued to the Limited Partnership (the Absolute Conversion Shares and the Recoupment Conversion Shares are sometimes hereinafter collectively referred to as the "Initial Conversion Shares"); provided, however, that (X) in the event
                                     --------  -------
the EBITDA of the Surviving Corporation for the twelve (12) month period ended December 31, 1999 does not exceed $2,250,000, the Shareholders shall transfer all of the Recoupment Conversion Shares to Parent within ten (10) days following delivery to the Shareholders of the EBITDA Calculation for such twelve (12) month period and (B) in the event the EBITDA of the

Surviving Corporation for the twelve (12) month period ended December 31, 1999 exceeds $2,250,000, the Shareholders shall retain 160,000 Recoupment Conversion Shares (66-2/3% of which will be retained by Eldridge and 33-1/3% of which will be retained by the Limited Partnership) for each $250,000 (but not a portion thereof), if any, that the EBITDA of the Surviving Corporation for the twelve
(12) month period ended December 31, 1999 exceeds $2,000,000 and shall transfer all of the remaining Recoupment Conversion Shares, if any, to Parent within ten
(10) days following delivery to the Shareholders of the EBITDA Calculation for such twelve (12) month period.

          (ii) Subject to Section 7.1(f)(ii) and Section 11.5 below, promptly following delivery to the Shareholders of the EBITDA Calculation for the twelve
(12) month period ended December 31, 1999, 160,000 Conversion Shares for each $250,000 (but not a portion thereof), if any, that the EBITDA of the Surviving Corporation for the twelve (12) month period ended December 31, 1999 exceeds $2,750,000, but not to exceed a total of 320,000 Conversion Shares (the "1999 Conversion Shares"), 66-2/3% of which will be issued to Eldridge and 33-1/3% of which will be issued to the Limited Partnership.

          (iii) Subject to Section 7.1(f)(ii) and Section 11.5 below, promptly following delivery to the Shareholders of the EBITDA Calculation for the twelve
(12) month period ended December 31, 2000, 100,000 Conversion Shares for each $250,000 (but not a portion thereof), if any, that the EBITDA of the Surviving Corporation for the twelve (12) month period ended December 31, 2000 exceeds $3,000,000 and is less than or equal to $4,000,000 but not to exceed a total of 400,000 Conversion Shares (the "2000 Conversion Shares"), 66-2/3% of which will be issued to Eldridge and 33-1/3% of which will be issued to the Limited Partnership.

          (iv) Subject to Section 7.1(f)(vi) and Section 11.5 below, in addition to the 2000 Conversion Shares to which the Shareholders may be entitled under
Section 3.1(b)(iii) above, promptly following delivery to the Shareholders of the EBITDA Calculation for the twelve (12) month period ended December 31, 2000, 160,000 Conversion Shares for each $250,000 (but not a portion thereof), if any, that the EBITDA of the Surviving Corporation for the twelve (12) month period ended December 31, 2000 exceeds $4,000,000 but not to exceed a total number of Conversion Shares equal to the difference between (A) 800,000 and (B) the sum of the total number of Recoupment Conversion Shares retained by the Shareholders under Section 3.1(b)(i) above and the total number of 1999 Conversion Shares issued to the Shareholders under Section 3.1(b)(ii) above (the "Additional 2000 Shares"), 66-2/3% of which will be issued to Eldridge and 33-1/3% of which will be issued to the Limited Partnership.

          (v) Notwithstanding the foregoing, (A) in the event a Change in Control occurs on or before December 31, 1999, at the option of Parent and Subsidiary, the obligations of Parent and Subsidiary under Sections 3.1(b)(i) through 3.1(b)(iv) above shall be satisfied by permitting the Shareholders to retain all of the Recoupment Conversion Shares and delivering to the Shareholders 320,000 Conversion Shares upon the occurrence of such Change in Control and (B) in the event a Change in Control occurs subsequent to December 31, 1999 but on or before December 31, 2000, at the option of Parent and Subsidiary, the obligations of Parent and Subsidiary under Sections 3.1(b)(iii) and 3.1(b)(iv) above shall be satisfied by delivery of 400,000 Conversion Shares upon the occurrence of such Change in Control.

          (c) For the purposes of calculating (i) the amounts of the 1999 Cash Payment and/or 2000 Cash Payment, if any, that the Shareholders may be entitled to under Section 3.1 (a) above, (ii) the number of Recoupment Conversion Shares that must be transferred to Parent or may be retained by the Shareholders under
Section 3.1(b) above, and/or (iii) the number of 1999 Conversion Shares, 2000 Conversion Shares and/or Additional 2000 Conversion Shares, if any, that the Shareholders may be entitled to under Sections 3.1(b) above, promptly following each of December 31, 1999 and December 31, 2000, the Parent shall cause its accountants to calculate and deliver to the Shareholders a report of the EBITDA of the Surviving Corporation for the twelve (12) month period then ended (in each instance, an "EBITDA Calculation").

          (d) Other than in connection with a Change in Control, for purposes of Sections 3.1(a) and (b) above, Parent agrees to maintain the Surviving Corporation as an independent subsidiary and not merge it with or otherwise consolidate it into Parent or any Affiliate of Parent until December 31, 1999, or until Eldridge and the Limited Partnership are no longer entitled to receive Cash Consideration or Share Consideration pursuant to Sections 3.1(a) or (b) above. If the Surviving Corporation is merged with or otherwise consolidated into any Person (whether Parent or an Affiliate of Parent) after December 31, 1999, until Eldridge and the Limited Partnership are no longer entitled to receive Cash Consideration or Share Consideration pursuant to Sections 3.1(a) or
(b) above, Parent shall maintain (or cause its successor or the successor of the Subsidiary to maintain) books and records so as to permit the separate calculation of the EBITDA Calculation.

          (e) The Conversion Shares to be delivered to each of the Shareholders pursuant to the Merger in accordance with Section 3.1(b) hereof shall be subject to the following restrictions on transfer:

          "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933, as amended, and applicable state securities laws, or the Company has received the written opinion of counsel satisfactory to the Company to the effect that registration is not required under such act and applicable state securities laws.

          The Company will furnish to the holder of this certificate upon request and without charge a full statement describing the Company's authority to issue different classes of shares of stock and different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series.

          The securities represented by this certificate are also subject to additional restrictions on transfer specified in the Agreement and Plan of Merger, dated as of March 31, 1999, among the Company, SBA Construction Services, Inc., a Florida corporation, Com-Net Construction Services, Inc., a California corporation, Daniel J. Eldridge, an individual, and Eldridge Family Limited Partnership, a Tennessee limited partnership, as amended by the First Agreement and Plan of Merger, dated as of April 30, 1999, among the Company, SBA Construction Services, Inc., a Florida corporation, Com-Net Construction Services, Inc., a California corporation, Daniel J. Eldridge, an individual, and Eldridge Family Limited Partnership, a Tennessee limited partnership."

     1.2 The first sentence of Section 3.2(b) of the Merger Agreement is deleted in its entirety and replaced with the following:

          "From and after the Effective Time, Eldridge and the Limited Partnership shall be entitled to receive in exchange for surrendering to Subsidiary their certificates which, immediately prior to the Effective Time, represented outstanding Shares (the "Com-Net Certificates"), certificates representing the Initial Conversion Shares described in Section 3.1(b) above."


                                   ARTICLE II

               MODIFICATION OF EMPLOYMENT TERMINATION PROVISIONS

     2.1 Section 7.1(f)(ii) of the Merger Agreement is deleted in its entirety and replaced with the following:

          "(ii)     Upon termination, Eldridge shall be entitled to receive his
Base Salary up to and including the effective date of such termination plus any other benefits required by applicable law; provided, however, (A) if Eldridge is
                                           --------  -------
terminated pursuant to clauses (f)(i)(B) or (D) above, (1) neither Eldridge nor the Limited Partnership shall be entitled to receive any Cash Consideration pursuant to Section 3.1(a) or Share Consideration pursuant to Section 3.1(b) for the calendar year in which such termination occurs or any year thereafter and
(2) Eldridge and the Limited Partnership shall transfer to Parent all of the Recoupment Conversion Shares, (B) if Eldridge is terminated pursuant to clause
(f)(i)(F) above, Eldridge shall be entitled to receive severance compensation equal to his then current Base Salary upon the occurrence of the Change in Control and such other consideration to which he may be entitled under Sections 3.1(a)(ii) and 3.1(b)(iv) above, (C) if Eldridge is terminated pursuant to clause (f)(i)(E) above, Eldridge shall be entitled to receive Cash Consideration pursuant to Section 3.1(a) and Share Consideration pursuant to Section 3.1(b) for the calendar year in which such disability occurs if, and only if, such disability qualifies him to receive long-term disability benefits that the Surviving Corporation's successor would provide to him as an officer of such successor entity and (D) if Eldridge is terminated pursuant to clause (f)(i)(C) above, Eldridge shall be entitled to receive Cash Consideration pursuant to Section 3.1(a) and Share Consideration pursuant to Section 3.1(b) for the calendar year in which such death occurs."


                                  ARTICLE III

                   MODIFICATION OF INDEMNIFICATION PROVISIONS

     3.1 Section 11.2 of the Merger Agreement is deleted in its entirety and replaced with the following:

     "11.2  Indemnification by the Shareholders and Com-Net.  Each of
Eldridge, the Limited Partnership, its partners and the directors and officers of Com-Net (prior to the Closing Date), jointly and severally, will indemnify and hold harmless Parent Subsidiary and the Surviving Corporation (after the Closing Date) and their respective Representatives, attorneys, officers, directors, shareholders, controlling persons, and affiliates (collectively, the "Subsidiary Indemnified Persons") for, and will pay to the Subsidiary
 ------------------------------
Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party Claim (collectively, "Damages"), arising, directly
                                                  -------
or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Com-Net or any Shareholder in this Merger Agreement (without giving effect to any supplement to the disclosure letter described therein), the disclosure letter described therein, the supplements to the disclosure letter described therein, or any other certificate or document delivered by Com-Net or any Shareholder pursuant to this Merger Agreement, (b) any Breach of any representation or warranty made by LLC or any member thereof in the SBA/LLC Purchase Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by LLC or any member thereof pursuant to the SBA/LLC Purchase Agreement, (c) any Breach by any Shareholder or Com-Net of any covenant or obligation of such Shareholder or Com-Net in this Merger Agreement, (d) any Breach by any member of LLC or by LLC of any covenant of any such member or the LLC in the SBA/LLC Purchase Agreement, (e) any services provided or Property owned by Com-Net prior to the Closing Date, (f) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Shareholder or Com-Net (or any Person acting on their behalf) in connection with any of the Contemplated Transactions, (g) the Airplane Lease, that certain Assignment, Acceptance and Waiver, dated April 30, 1999, among Fleet National Bank, Com-Net Inc. and MAC Aviation LLC (the "Aircraft Agreement"), and any documents or obligations related to the plane leased pursuant to the Airplane Lease (the "Airplane") (such as, but not limited to any agreements for maintenance, hangar space or pilot services), (h) the Com-Net Stock Purchase Agreement, (i) the failure of Com-Net to have paid any personal property taxes, business license fees and taxes, sales taxes, franchise excise taxes, and ad valorem taxes arising out of or related to the period of time prior to April 30, 1999, (j) the failure of Com-Net to have qualified to business in any jurisdiction in which it was doing business in the period of time prior to April 30, 1999, (k) any failure of Com-Net to have paid workers compensation insurance or (l) any services performed by Com-Net for Eldridge or KLM Partners, LLC. The remedies provided in this Section will not be exclusive of or limit any other remedies that may be available to any of the Subsidiary Indemnified Persons. Notwithstanding anything to the contrary set forth in this Merger Agreement, none of Eldridge, the Limited Partnership, its partners or the directors or officers of Com-Net shall have any liability or obligation, and the Subsidiary Indemnified Persons shall have no rights, with respect to indemnification or otherwise under this Section 11.2 with respect to any damages, claims, losses, liabilities or reasonable expenses suffered by the Subsidiary Indemnified Persons due to a matter within the scope of clauses (i) through (k) above until the aggregate damages, claims, losses, liabilities or reasonable expenses suffered by the Subsidiary Indemnified Persons due to matters within the scope of clauses (i) through (k) above exceed the sum of $50,000."


                                   ARTICLE IV

                                PLEDGE OF STOCK

     4.1 As security for the obligations of the Shareholders under the Merger Agreement (as modified by this First Amendment) and for any amounts owed by either of the Shareholders to either Parent or the Surviving Corporation, whether under the Merger Agreement, this First Amendment, the SBA/LLC Purchase Agreement, or otherwise (collectively, the "Obligations"), the Shareholders covenant and agree as follows:

     4.1 The Shareholders hereby grant to Parent and Subsidiary, and Parent and Subsidiary shall have, a lien upon and security interest in (a) the Recoupment Conversion Shares and (b) any (i) stock certificates (including, without limitation, any certificates representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument, arising out of or related to the Recoupment Conversion Shares, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Recoupment Conversion Shares, or otherwise, (iii) dividends payable in cash or in securities or other property arising out of or related to the Recoupment Conversion Shares or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus arising out of or related to the Recoupment Conversion Shares (collectively, the "Additional Property")(the Recoupment Conversion Shares and the Additional Property are collectively referred to as the "Collateral"). The stock certificates for the Recoupment Conversion Shares, accompanied by stock powers duly executed in blank, shall be delivered to Parent and Subsidiary at the Closing. If the Shareholders receive, by virtue of their being or having been owners of the Recoupment Conversion Shares, any Additional Property, the Shareholders shall receive such stock certificates, promissory note, instrument, option, right, payment or distribution in trust for the benefit of Parent and Subsidiary, shall segregate it from their other property and shall deliver it promptly to Parent and Subsidiary in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by Parent and Subsidiary as additional collateral security for the Obligations.

     4.2 Each Shareholder hereby represents and warrants that: (a) as of the Closing Date and thereafter, he/it will be at all times the legal and beneficial owner of the Collateral free and clear of any lien, except for the lien created hereby, (b) as of the Closing Date and thereafter, each Shareholder will possess the voting rights relating to the Collateral free and clear of any shareholders agreement, voting trust or other restrictions, except for the restrictions created hereby, and (c) this First Amendment creates a valid lien and security interest in favor of Parent and Subsidiary in the Collateral as security for the Obligations. Possession of the certificates representing the Recoupment Conversion Shares, and all other certificates, instruments and cash constituting Collateral from time to time, by Parent and Subsidiary results in the perfection of such lien and security interest. Such lien and security interest is, or in the case of Collateral in which the Shareholders obtain rights after the date hereof, will be, a perfected, first priority lien and security interest. All action necessary or desirable to perfect and protect such lien and security interest will be taken as of the Closing Date, including without limitation, Parent's and Subsidiary's having possession of certificates, instruments and cash constituting Collateral after the date hereof.

     4.3 In the event the Shareholders shall be entitled to retain all or any of the Recoupment Conversion Shares in accordance with Section 3.1(b) or Section 7.1(f)(ii) of the Merger Agreement (collectively, the "Release Shares"), Parent and Subsidiary shall deliver to the Shareholders the certificates representing the Release Shares (including stock powers duly endorsed in blank), the Release Shares (and any Additional Property pertaining to the Release Shares) shall be released from the lien and security interest created hereby and Parent and Subsidiary shall execute such documents as are necessary to release the Release Shares (and any Additional Property pertaining to the Release Shares) from the lien and security interest created hereby.

     4.4 In the event either of the Shareholders shall fail to perform any of their duties or obligations under the Merger Agreement (as modified by this First Amendment) and shall fail to pay any amounts owed by either of the Shareholders to either Parent or the Surviving Corporation, whether under the Merger Agreement, this First Amendment, the SBA/LLC Purchase Agreement, or otherwise, then Parent and/or Subsidiary shall have and may exercise from time to time any and all rights and remedies of a secured party under the Uniform Commercial Code of the State of Florida (including without limitation the right to sell or liquidate all or any of the Collateral without notice) . Any and all rights and remedies available to it under any other applicable law, and in addition, all right, title and interest in the Collateral, at the option of Parent or Subsidiary, shall be transferred to Parent or Subsidiary. Parent or Subsidiary shall in that event be and become the registered and beneficial owner of the Collateral subject to any applicable state and federal securities laws, and the Shareholders shall cease to have any further interest therein.

     4.5 The Shareholders hereby irrevocably appoint Parent and Subsidiary the Shareholders' attorneys-in-fact and proxy, with full authority in the place and stead of the Shareholders and in the name of the Shareholders or otherwise, from time to time in the Parent's and Subsidiary's discretion, to take any action and to execute any instrument with Parent or Subsidiary may deem necessary or advisable to accomplish the purposes of this First Amendment, including, without limitation, to receive, indorse and collect all instruments made payable to the Shareholders representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                                   ARTICLE V

                                 SUBORDINATION

     5.1 The payment of any consideration under the Merger Agreement or this Amendment (the "Consideration") is and shall be subordinated and junior, in the manner hereinafter set forth, in right of payment to the prior payment in full of all obligations of Parent or Subsidiary (collectively, the "Obligors") with respect to present and future indebtedness, including interest, expenses and indemnities whether before or after the institution by or against the Obligors of proceedings under Title 11 of the United States Code, for borrowed money, letters of credit and interest rate protection products from banks, trust companies, finance companies, insurance companies, pension plans, mutual funds, venture capital firms and other private or public institutional lenders ("Senior Indebtedness"). The Merger Agreement and this Amendment are hereby subordinated as a claim against the Obligors of any of their assets, whether such claim is in the ordinary course of business or in the event of any dissolution, liquidation, bankruptcy, receivership or reorganization of the Obligors (together, a "Reorganization"), to the prior payment in full of the Senior Indebtedness. Unless and until all Senior Indebtedness has been paid in full, no payment of Consideration shall be made; provided, however, that the Obligors may pay
                             --------  -------
Consideration when and as due so long as immediately after giving effect to such payment (a) the holders of Senior Indebtedness or their representative have not furnished the Shareholders with notice of an event of default that would permit holders of Senior Indebtedness to accelerate the maturity thereof and (b) such event of default has not been waived or cured. In the event of any Reorganization, all Senior Indebtedness shall first be paid in full in cash before any payment is made on account of the Consideration, and the Shareholders authorize the holders of Senior Indebtedness to prove any claim on the Consideration in a Reorganization to such extent, and to take any other action necessary to effectuate the foregoing. If Consideration is paid to the Shareholders in violation of the foregoing provisions, such Consideration shall be held by such holder in trust for the benefit of the holders of Senior Indebtedness. So long as any Senior Indebtedness is outstanding and its maturity has not been accelerated, the Shareholders will not exercise any remedies, including commencing or joining in any proceeding seeking to effect a Reorganization; provided, however, that the Shareholders may exercise all such
                --------  -------
remedies if (I) an event of default in payment of the Consideration has occurred and is continuing and (ii) either (A) the holders of Senior Indebtedness or their representative have not furnished the Shareholders with notice of an event of default that would permit holders of Senior Indebtedness to accelerate the maturity thereof or (B) if such a notice has bene furnished, such event of default has not been waived or cured. The Shareholders covenant to execute and deliver such further instruments and to take such further action as the Obligors or any holder of Senior Indebtedness may at any time reasonably request in order to carry out the intent of these subordination provisions. The Shareholders acknowledge and agree that these provisions are for the benefit of the holders from time to time of Senior Indebtedness and may be enforced by them against the Shareholders and that the holders of Senior Indebtedness have relied upon and will continue to rely upon these subordination provisions. The Shareholders hereby waives notice or proof of reliance hereon.


                                   ARTICLE VI

                        TITLE TO AND TRANSFER OF ASSETS

     6.1 As contemplated by Section 4.17 of the Merger Agreement, Com-Net has assigned and transferred certain of the Property to the LLC prior to the Closing. The Shareholders will, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, as Parent or Subsidiary may reasonably request in order to more fully effectuate such transfer.

     6.2 In accordance with Section 4.17 of the Merger Agreement, Com-Net represented and warranted that it had good title to certain of the Property free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. In the conduct of due diligence, Parent and Subsidiary have determined that such representation and warranty may not be accurate and certain actions may need to be taken in order to vest good and marketable title to certain of the Property in the LLC in connection with the transfer referred to above. The Shareholders will, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, as Parent or Subsidiary may reasonably request in order to vest good and marketable title in such Property in the LLC.


                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1 This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     7.2 Except as amended and modified hereby, the Merger Agreement is unmodified and is in full force and effect.

     7.3 The captions and headings of the various Sections of this First Amendment are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

     7.4 The parties acknowledge that Subsidiary is a directly wholly owned subsidiary of Parent rather than an indirectly wholly owned subsidiary of Parent as described in the Merger Agreement but that it contemplated that Subsidiary will become an indirectly wholly owned subsidiary of Parent following the Closing.

     7.5 Parent and Subsidiary acknowledge and agree that Com-Net and the Shareholders delivered the Disclosure Letter contemplated by the Merger Agreement concurrent herewith rather than within ten (10) days following the execution of the Merger Agreement and Parent and Subsidiary waive any claims against Com-Net or the Shareholders arising out of or related to the delivery of the Disclosure Letter concurrent herewith rather than within ten (10) days following the execution of the Merger Agreement.

     7.6 As promptly as possible following the execution of this Amendment, the Shareholders will cause the transaction contemplated by the Aircraft Agreement to be consummated. Pending such consummation, the Shareholders hereby agree to assume, pay and perform all duties and obligations of Com-Net under the Airplane Lease and any documents related thereto and to pay all costs and expenses arising out of or related to the Airplane. The Shareholders shall take such actions as are necessary to keep the Airplane Lease and any documents related thereto in full force and effect and without default and will permit the Airplane to be used only by Dan Eldridge in the performance of his duties as an officer and employee of Subsidiary.

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER has been executed by each Shareholder, Com-Net, Parent and Subsidiary on the dates set forth below.


                                    SHAREHOLDERS:


                                    /s/ Daniel J. Eldridge
                                    -----------------------------------------
                                    DANIEL J. ELDRIDGE

                                    ELDRIDGE FAMILY LIMITED PARTNERSHIP


                                        /s/ Daniel J. Eldridge
                                    By: _______________________________________
                                        Name: Daniel J. Eldridge, as General
                                              Partner


                                    COM-NET CONSTRUCTION SERVICES
                                    INC., a California corporation


                                         /s/ Daniel J. Eldridge
                                     By: ______________________________________
                                         Name:  Daniel J. Eldridge
                                         Title: President


                                    SUBSIDIARY:

                                    SBA CONSTRUCTION SERVICES,
                                    INC., a Florida corporation

                                        /s/ Jeffrey A. Stoops
                                    By: ______________________________________
                                        Name:  Jeffrey A. Stoops
                                        Title: Senior Vice President


                                    PARENT:

                                    SBA COMMUNICATIONS
                                    CORPORATION, a Florida corporation


                                        /s/ Jeffrey A. Stoops
                                    By: ______________________________________
                                        Name:  Jeffrey A. Stoops
                                        Title: Senior Vice President